Exhibit 99.1
Company Contact:
Joseph Dwyer
AXS-One Inc.
jdwyer@axsone.com
(201) 935-3400
FOR IMMEDIATE RELEASE
AXS-One Reports 2008 Financial Results
2008 Revenue Increases by 12%
RUTHERFORD, N.J., April 14, 2009 / PRNewswire / — AXS-One Inc. (OTCBB: AXSO), a leading provider of high performance Records Compliance Management (RCM) software, today announced its financial results for the fourth quarter and full year ended December 31, 2008.
For the year ended December 31, 2008, total revenue was $13.4 million, up 12%, compared with total revenues of $11.9 million for the year ended December 31, 2007. License revenue was $4.3 million, up 6%, or $0.2 million, from the $4.1 million in license revenue for 2007. Total operating expenses were $21.0 million for the year ended December 31, 2008, a decrease of 20% percent from $26.1 million in the prior year. The net loss for the year ended December 31, 2008 was $10.1 million, or $(0.27) per diluted share compared to a net loss of $14.9 million, or $(0.42) per diluted share for the prior year.
Total revenues for the fourth quarter of 2008 were $2.5 million, a decrease of $0.8 million or 24% from the fourth quarter 2007 revenues of $3.2 million. License revenue for the fourth quarter was $0.2 million, a decrease of 85% compared to $1.2 million in the fourth quarter of 2007. Service revenue for the fourth quarter was $2.3 million, an increase of $0.3 million or 12% from the fourth quarter of 2007. Total operating expenses for the fourth quarter were $4.9 million, a decrease of 28% percent compared to $6.7 million in the fourth quarter of 2007. The operating loss for the fourth quarter of 2008 was $2.4 million, a $1.1 million or 31% improvement from the fourth quarter 2007 operating loss of $3.5 million. The Company reported a net loss of $3.4 million for the fourth quarter of 2008, or $(0.09) per diluted share compared to a net loss of $4.1 million in the fourth quarter of last year, or $(0.11) per diluted share.
Bill Lyons, Chairman & CEO of AXS-One, commented “The positive trend in revenue growth we saw in all aspects of our business during the first three quarters of 2008 reversed in the fourth quarter as the global economy collapsed. In a matter of weeks, expected orders were cancelled or put on hold. However, while our fourth quarter license revenues were lower than expected, our revenues for 2008 increased by 12%. Faced with growing downturn in the economy, we have adjusted our business model to reduce costs in line with expected business opportunities for 2009. We took aggressive action and adjusted our cost structure such that we can achieve profitable operations at a much lower level of license revenue than we reported in 2008. Despite an extremely challenging economic climate, we continue to see demand for our products from prospects and partners. We are confident that we will see continued improvement in our profitability during 2009.”
About AXS-One Inc.
AXS-One Inc. (OTCBB: AXSO) is a leading provider of high performance Records Compliance Management software. The AXS-One Compliance Platform enables organizations to implement secure, scalable and enforceable policies that address records management for corporate governance, legal discovery and industry regulations such as SEC17a-4, NASD 3010, Sarbanes-Oxley, HIPAA, The Patriot Act and Gramm-Leach Bliley. AXS-One’s award-winning technology has been critically acclaimed as best of class and delivers digital archiving, business process management, electronic document delivery and integrated records disposition and discovery for e-mail, instant messaging, images, SAP and other corporate records. Founded in 1978, and headquartered in Rutherford, NJ, AXS-One has offices worldwide including in the United States, Australia, Singapore and the United Kingdom. For further information, visit the AXS-One website at http://www.axsone.com
AXS-One, the AXS-One logo, “Access Tomorrow Today,” and AXSPoint are registered trademarks of, and AXS-One Compliance Platform, AXS-One Central, AXS-One Retention Manager, AXS-One Rapid-AXS, AXS-Link for Desktop, AXS-Link for SAP, AXS-Link for Lotus Notes, AXS-Link for Microsoft Exchange, AXS-One Data Archive Translator, AXS-Link for File System Archiving, AXS-Link for .PST Management, AXS-One Supervision, AXS-One Case Management, “The Records Compliance Management Company” and AXS-Link are trademarks of, AXS-One Inc., in the U.S. All other company and product names are trademarks or registered trademarks of their respective companies.
Special Note Regarding Forward-Looking Statements: A number of statements contained in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the applicable statements. These risks and uncertainties include, but are not limited to: our ability to improve financial and sales performance; risks relating to liquidity; the impact of the economic downturn on customer buying decisions; potential vulnerability to technological obsolescence; the risks that our current and future products may contain errors or defects that would be difficult and costly to detect and correct; potential difficulties in managing growth; dependence on key personnel; the possible impact of competitive products and pricing; and other risks described in more detail in AXS-One’s most current Form 10-K and other subsequent Securities and Exchange Commission filings.
-Tables Follow-

AXS-ONE INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Revenues:
License fees	$184	$1,213	$4,283	$4,058
Services	2,268	2,030	9,140	7,891

Total revenues	2,452	3,243	13,423	11,949

Operating expenses:
Cost of license fees	53	118	324	489
Cost of services	887	1,468	4,254	5,680
Sales and marketing	1,363	1,915	6,563	8,021
Research and development	1,296	1,616	5,550	6,996
General and administrative	913	1,117	3,950	4,416
Restructuring costs and other costs	340	468	340	468

Total operating expenses	4,852	6,702	20,981	26,070

Operating loss	(2,400)	(3,459)	(7,558)	(14,121)

Other income (expense):
Interest income	2	31	27	191
Interest expense	(930)	(337)	(2,562)	(660)
Other income (expense), net	(76)	(39)	(97)	(69)

Total other income (expense), net	(1,004)	(345)	(2,632)	(538)

Loss before income taxes	(3,404)	(3,804)	(10,190)	(14,659)
Income tax provision/(benefit)	—	248	(46)	287

Net loss	$(3,404)	$(4,052)	$(10,144)	$(14,946)

Basic & diluted net loss per common share:	$(0.09)	$(0.11)	$(0.27)	$(0.42)

Weighted average basic & diluted common shares outstanding	38,865	36,604	38,243	35,318

     The unaudited financial information included in this document is intended only as summary provided for your convenience, and should be read in conjunction with the complete consolidated financial statements of the Company (including the Notes thereto, which set forth important information) contained in its Reports on Form 10-K and 10-Q filed and to be filed by the Company with the U.S. Securities and Exchange Commission (SEC). Such reports are available on the public EDGAR electronic filing system maintained by the SEC.

AXS-ONE INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,	December 31,
	2008	2007
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$933	$3,362
Accounts receivable, net of allowance for doubtful accounts	932	2,208
Prepaid expenses and other current assets	495	838

Total current assets	2,360	6,408

Equipment and leasehold improvements, net of accumulated depreciation	152	253
Other assets	232	283

Total assets	$2,744	$6,944

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Bank debt	$700	$—
Convertible debt, net of discount	11,316	—
Accounts payable and accrued expenses	3,774	4,934
Deferred revenue	2,851	3,233

Total current liabilities	18,641	8,167

Long-term convertible debt, net of discount	—	7,037
Long-term deferred revenue	169	120
Other long-term liabilities	—	212

Total liabilities	18,810	15,536

Stockholders’ deficit	(16,066)	(8,592)

Total liabilities and stockholders’ deficit	$2,744	$6,944

     The financial information included in this document is intended only as summary provided for your convenience, and should be read in conjunction with the complete consolidated financial statements of the Company (including the Notes thereto, which set forth important information) contained in its Reports on Form 10-K and 10-Q filed and to be filed by the Company with the U.S. Securities and Exchange Commission (SEC). Such reports are available on the public EDGAR electronic filing system maintained by the SEC.